UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 4, 2013

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 1500

Bethesda, MD 20814

(Address of Principal Executive Offices) (Zip Code)

(240) 744-1150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2013, DiamondRock Hospitality Company (the “Company”) announced that John L. Williams will be retiring from his position as President and Chief Operating Officer of the Company effective no later than May 1, 2013. The Company, in its discretion, may accelerate the effective date of Mr. Williams’ retirement to an earlier date.

As previously disclosed, the Company and Mr. Williams are parties to a Severance Agreement, dated as of March 9, 2007, as amended (the “Severance Agreement”), and subject to the Company’s receipt of satisfactory documentation from Mr. Williams, Mr. Williams will be entitled to the payments and benefits under Section 3(b) of the Severance Agreement, including the immediate vesting of both his time-based restricted stock awards and subject to future Company performance, his market stock units. If requested by Mr. Williams, the Company will pay all or a portion, in the Company’s discretion, of such payments and benefits prior to the time specified in the Severance Agreement, subject to the Company’s receipt of such satisfactory documentation from Mr. Williams.

The Company currently expects that it will record a non-recurring charge during the first quarter of 2013 in connection with the payment of the payments and benefits described above.

The Board appointed Mark W. Brugger, Chief Executive Officer, to also serve as President of the Company, effective upon the effective date of Mr. Williams’ retirement. Mr. Brugger, age 43, has served as the Company’s Chief Executive Officer since September 1, 2008 and is a member of the Board. Previously, Mr. Brugger served as the Company’s Executive Vice President, Chief Financial Officer and Treasurer since the Company’s formation in 2004 until he was promoted to Chief Executive Officer. Prior to helping to form the Company, Mr. Brugger served for five years as Vice President, Project Finance at Marriott International. Mr. Brugger will also perform the duties previously performed by Mr. Williams in the interim until a successor can be identified. The Company has engaged Ferguson Partners to conduct a nationwide search for a successor to Mr. Williams.

ITEM 7.01.	Regulation FD Disclosure.

On February 6, 2013, the Company issued a press release announcing the retirement of Mr. Williams from his position as President and Chief Operating Officer of the Company. A copy of that press release is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1 and is incorporated by reference herein. The press release has also been posted in the investor relations/presentations section of the Company’s website at www.drhc.com.

The information in this Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

ITEM 9.01.	Financial Statements and Exhibits.

See Index to Exhibits attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: February 6, 2013	By:	/s/ William J. Tennis
William J. Tennis
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press release dated February 6, 2013

*	Furnished herewith
†	The description of the Severance Agreement in Item 5.02 of this Current Report on Form 8-K (“Item 5.02”) is qualified in its entirety by reference to the Severance Agreement filed as Exhibit 10.13 to the Company’s Quarterly Report on Form 10-Q on April 30, 2012 and the Form of Amendment to Severance Agreement filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q on May 3, 2011, which are incorporated into Item 5.02 by reference. The description of the market stock units in Item 5.02 is qualified in its entirety by reference to the form of Market Stock Unit Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on March 9, 2010, which is incorporated into Item 5.02 by reference.